Exhibit 99.1

TINGO, INC. ANNOUNCES SUBMISSION OF LISTING APPLICATION

TO THE NEW YORK STOCK EXCHANGE

Company Seeks to Enhance Profile and Investor Reach

NEW YORK – (GLOBE NEWSWIRE) – (October 19, 2021) via InvestorWire – Tingo Inc, OTC Markets (IWBB) (“Tingo” or the “Company”) announced today that it has submitted an application to list its shares for trading with the New York Stock Exchange (NYSE). The application to the NYSE is part of the Company’s efforts to broaden its appeal to U.S. and international investors.

Following unanimous approval at a meeting of The Tingo Board of Directors on October 18, 2021, the Company submitted an application to list its shares on the NYSE. Although there can be no guarantees that its listing application will be accepted, the Company believes that it will satisfy the NYSE’s initial listing criteria.

Tingo is a leading Agri-Fintech business in Africa and has delivered significant impact with its unique rural communities-based business model. Our goal is to become Africa’s leading Agri-Fintech business delivering significant social impact to many rural communities providing a unique platform to enable financial inclusion, social upliftment, wealth creation and a sophisticated marketplace to promote their produce to markets both domestic and international. Tingo has have over 4,000 women agents that support the rollout of our services in Nigeria alone. The Company remains very active to promote women entrepreneurs to support gender equality and opportunity to this underserved segment of the market. As of December 31, 2020, Tingo had 9,344,000 subscribers. The Company is confident that these figures will grow through its planned expansion across Africa and natural progression of business in Nigeria.

The Company believes that an uplisting on the NYSE will provide a platform to enhance the Tingo brand and provide the market with a unique opportunity to invest in an enterprise that will deliver significant social change and impact across Africa . Tingo’s optimal market model goes a long way towards solutions to Food Security – a major challenge in Africa and beyond – through its Agri-Fintech marketplace powered through use of smartphones known as NWASSA. This strategy of ‘device as a service’ allows millions of people to gain access to multiple social, financial and agri-services the Company intends to roll out over time.

The Company’s goals are aligned to the United Nations Sustainable Development Goals and ESG principles, creating true impact for people across Africa. Tingo is a unique market offering with its fintech solutions which will deliver significant value and is arguably at the top of its comparators having proven a fair but very profitable business model with significant recurring revenues already established.

Dozy Mmobuosi, Tingo CEO remarked that “I have dedicated the past 20 years, leading Tingo to become a highly profitable company that focuses on making a genuine impact to people in rural communities. My vision has always been to bring technology and opportunity to our customers through financial inclusion, poverty reduction and food security.

I am delighted to announce our plans to uplist on the NYSE. This is an important step forward for Tingo. The NYSE is the premier exchange in the United States and one that will raise our profile to the broader investment community. The uplist will both increase liquidity in our shares, and ultimately create shareholder value in line with our international peer groups.

I am excited to announce expansion plans and partnerships that will further highlight our commitment to UN SDG’s which will deliver greater returns for our investors.”

Also commenting on the listing application, John J. Brown, Co-Chairman of Tingo stated: “Tingo is a company that is bringing the future into the present in the African marketplace. It is now time for the rest of the investing world to discover this unique company, there is no better place to do this than the New York Stock Exchange.”

Christope Charlier, Co-Chairman of Tingo highlighted: “I am delighted to be part of Tingo and this is a landmark transaction for an African company on international capital markets. I believe this will pave the way for this and other African technology companies to attract global investors and the valuations they deserve.”

About Tingo

Tingo is is the leading Agri fintech company operating in Africa, with a marketplace platform that empowers social upliftment through mobile, technology and financial access for rural farming communities. Our unique ‘device as a service’ model allows us to add market leading applications to enable customers to trade, buy top ups, pay bills, access insurance and lending services.  With approximately 9 million customers and over 30 million mobile devices sold, Tingo is seeking to expand its operations across select markets in Africa.  The Company’s strategic plan is to become the eminent Pan African Agri-Fintech business delivering social upliftment and financial inclusion to millions of SME farmers and women-led businesses. Additional information about the Company can be found at www.tingoinc.com.

Safe Harbor and Forward-Looking Statements

This press release contains certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, any risks and uncertainties with respect to the Company’s operations, as well as those contained in the Company’s quarterly, annual, and periodic filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Contacts

Corporate and Media Contacts:

Tingo, Inc.

(646) 847-0144

3